CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baby Fox International, Inc.
Shanghai, China

Gentlemen:

             We have issued our report dated November 5, 2008 accompanying the financial statements of Baby Fox International, Inc. contained in the Form S-1/A under the Securities Exchange Act of 1933.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
May 15, 2009